                                                                    EXHIBIT 99.1


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 11-K



(Mark one)
[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934
                   For the fiscal year ended December 26, 1999
                                                              OR
[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number 1-14378

     A.   ACME METALS INCORPORATED
          SALARIED EMPLOYEES' RETIREMENT SAVINGS PLAN
          (Full title of the plan)

     B.   ACME METALS INCORPORATED
          (Name of issuer of the securities held pursuant to the plan)

          13500 South Perry Avenue
          Riverdale, IL  60827-1182
          (Address of principal executive office)

ACME METALS INCORPORATED
SALARIED EMPLOYEES'
RETIREMENT SAVINGS PLAN

FINANCIAL STATEMENTS AND
ADDITIONAL INFORMATION
DECEMBER 31, 1999 AND 1998

ACME METALS INCORPORATED
SALARIED EMPLOYEES' RETIREMENT SAVINGS PLAN

INDEX TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION
--------------------------------------------------------------------------------


                                                                      PAGE(S)


Report of Independent Accountants                                        1

Financial Statements:
   Statements of Net Assets Available for Plan Benefits
       at December 31, 1999 and 1998                                     2

   Statement of Changes in Net Assets Available for
       Plan Benefits for the Year Ended December 31, 1999                3

Notes to Financial Statements                                           4-9


Additional Information:
   Schedule of Assets Held for Investment Purposes
       at December 31, 1999                                          Schedule I






All other schedules of additional financial information required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Participants and the Administrative Committee of the Acme Metals Incorporated
Salaried Employees' Retirement Savings Plan



In our opinion, the accompanying statements of net assets available for plan benefits and the related statement of changes in net assets available for plan benefits present fairly, in all material respects, the net assets available for plan benefits of Acme Metals Incorporated Salaried Employees' Retirement Savings Plan (the "Plan") at December 31, 1999 and 1998, and the changes in net assets available for plan benefits for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of Assets Held for Investment Purposes at December 31, 1999 is presented for purposes of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The accompanying financial statements have been prepared assuming the Plan will continue as a going concern. As discussed in Note 1 - Plan Description, Acme Metals Incorporated and its subsidiary companies filed voluntary petitions for protection and reorganization under Chapter 11 of the United States Bankruptcy Code which raises substantial doubt about the Plan's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.





PricewaterhouseCoopers LLP
Chicago, Illinois
June 27, 2000

ACME METALS INCORPORATED
SALARIED EMPLOYEES' RETIREMENT SAVINGS PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
AT DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


                                                      As of December 31,
                                                      1999          1998
                                                      ----          ----
Investments at market value:

      Investment in Acme Stock Fund Master Trust   $   397,760   $   229,263

      Registered investment company                 53,278,081    55,746,762

Participant loans                                      282,012       333,120
                                                   -----------   -----------

Net assets available for plan benefits             $53,957,853   $56,309,145
                                                   ===========   ===========







   The accompanying notes are an integral part of these financial statements.

ACME METALS INCORPORATED
SALARIED EMPLOYEES' RETIREMENT SAVINGS PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

Additions:
   Investment income (loss):
   Interest and dividend income, investments              $3,008,209
   Interest income, participant loans                         22,638
   Decrease in net value of investment in Acme
      Stock Fund Master Trust                                (25,494)
   Net appreciation in fair value of investments           4,075,412
                                                          ----------
   Total investment income:                                7,080,765

   Contributions:
      From participants                                    1,401,001
      From employer                                        1,449,747
                                                          ----------
   Total contributions                                     2,850,748

   Transfer from ESOP (See Note 8)                           317,149

                                                          ----------
Total additions                                           10,248,662
                                                          ----------

Deductions:

      Distributions and withdrawals                      (12,599,954)

                                                          ----------
Total deductions                                         (12,599,954)
                                                          ----------

Decrease in assets during the year                        (2,351,292)

Net assets available for plan benefits:
      At beginning of year                                56,309,145
                                                          ----------
      At end of year                                     $53,957,853
                                                          ==========




   The accompanying notes are an integral part of these financial statements.

ACME METALS INCORPORATED
SALARIED EMPLOYEES' RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
AT DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------



  1.   PLAN DESCRIPTION

       The following brief description of the Acme Metals Incorporated Salaried Employees' Retirement Savings Plan (the "Plan") is provided for general information purposes. Participants should refer to the Plan agreement for more complete information.

       GENERAL

       The Plan is a defined contribution savings plan covering all eligible employees of Acme Metals Incorporated (the "Company") and participating affiliated companies. The Plan is administered by the Administrative Committee for the Acme Metals Incorporated Salaried Employees' Retirement Savings Plan and is subject to the provisions of the Employee Retirement Income Security Act of 1974. Vanguard Fiduciary Trust Company (the "Trustee") serves as the Plan's trustee and recordkeeper.

       The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States. On September 28, 1998, the Company and its subsidiaries filed voluntary petitions for protection and reorganization under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. Although Chapter 11 proceedings raise substantial doubt about the Company's ability to continue as a going concern, the Plan's financial statements have been prepared on a going concern basis which contemplates the continued operation of the Plan. The Plan's financial statements do not reflect adjustments, if any, that might result from the outcome of this uncertainty.

       ELIGIBILITY

       A full-time employee becomes eligible on either April 1, July 1, October 1, or January 1 coinciding with or following the date on which three months of service is completed. Part-time and temporary salaried employees are generally eligible to participate after completing one year of continuous service.

       INVESTMENTS

       The Plan provides participants with eight investment alternatives. The Acme Stock Fund, however, was closed to new purchases after February 29, 1996. Each participant directs the proportion of his or her account that is to be invested in each of the respective investment alternatives. Participants are entitled to change their investment elections at any time, with certain restrictions placed on executive officers and directors of the Company for the Acme Stock Fund which is part of the Acme Stock Fund Master Trust (the "Master Trust").

       CONTRIBUTIONS AND VESTING

       The Company contributes 7.5% of participants' eligible earnings, as defined, during each payroll period on behalf of each participant. Effective June 1, 1998 this percentage was reduced to 5.5% of participants' eligible earnings. Such contributions consist of 401(k) and retirement savings plan contributions, as specified in the Plan. Participants' voluntary pre-tax contributions are permitted in an amount not to exceed 10% of their individual eligible earnings. Effective January 1, 1999, voluntary pre-tax 401(k) contributions in the SERSP increased to 15% of an employee's salary.

ACME METALS INCORPORATED
SALARIED EMPLOYEES' RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
AT DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------
       Participant and Company 401(k) contributions, as defined, vest upon deduction and deposit, respectively. Company retirement savings plan contributions are fully vested after five years of service. Forfeitures of unvested amounts are used to offset Company contributions. Forfeitures as of December 31, 1999 of $1,962 remained available to offset Company contributions.

       Contributions are subject to certain limitations as defined by the Internal Revenue Code.

       DISTRIBUTIONS AND WITHDRAWALS

       In the event of retirement, death, disability, or termination of employment for any other reason, a participant's vested interest in the Plan may be distributed in a lump-sum payment, or under certain circumstances, in a series of installments. Distributions are made in cash except that participants may elect to receive the portion invested in the Master Trust in whole shares of Company common stock.

       Under limited circumstances, participants may withdraw voluntary pre-tax contributions and portions of Company contributions subject to certain restrictions.

       LOANS

       Any participant may take a loan from the portion of their account attributable to their voluntary pre-tax contributions. Loans must be a minimum of $1,000, with a maximum of the lesser of 50 percent of the vested portion of the account or $50,000 reduced by the highest outstanding loan balance in their account for the prior twelve month period. Loan terms generally do not exceed five years, but loans for the purchase of a principal residence may have terms up to ten years. Each loan bears an interest rate which is commensurate with current market rates.

       TERMINATION OF THE PLAN

       The Company anticipates and believes that the Plan will continue without interruption, but reserves the right to discontinue the Plan at any time. Upon termination or partial termination of the Plan, the balance of the participants' accounts shall become fully vested and nonforfeitable, and the Administrative Committee shall direct the Trustee in the method and manner of distribution of the Plan assets to participants or their beneficiaries.



  2.   SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF ACCOUNTING

       The financial statements have been prepared on the accrual basis of accounting. Distributions to participants, however, are recorded when paid. Participant distributions payable at year end are appropriately not presented as a liability in the statement of net assets available for plan benefits or as a distribution to participants in the statement of changes in net assets available for plan benefits in accordance with accounting principles generally accepted in the United States
       (see Note 3).

ACME METALS INCORPORATED
SALARIED EMPLOYEES' RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
AT DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


       VALUATION OF INVESTMENTS

       All investments, except for participant loans, are presented at fair value based upon published market quotations. Loans receivable from participants are recorded at historical value, which is considered to approximate fair value. Some assets of the Plan are held in the Master Trust. Ownership of units of participation in the Master Trust entitles the Plan to an undivided interest in the assets of the Master Trust and in the earnings and losses thereof. See Note 5 for a general description of the Master Trust and Note 6 for financial information related to the Master Trust.

       NET APPRECIATION IN FAIR VALUE OF INVESTMENTS

       The Plan presents in the statement of changes in net assets available for plan benefits the net depreciation in the fair value of its investments which consists of the realized gains and losses and the unrealized appreciation (depreciation) on those investments.

       SECURITY TRANSACTIONS AND INVESTMENT INCOME

       Purchases and sales of securities, including related gains and losses, are recorded as of the transaction date. Realized gains and losses on the sale of investments are calculated as sales proceeds less the current value as of the beginning of the year (or acquisition cost if acquired during the year). Unrealized appreciation and depreciation of investments is calculated as the current value of investments held at the end of the year less their current value as of the beginning of the year (or acquisition cost if acquired during the year).

       ADMINISTRATIVE EXPENSES

       In accordance with the Plan agreement, investment related expenses are paid from Plan assets and are reflected in the accompanying financial statements as an adjustment to the basis of securities purchased and sold. All other administrative expenses are paid by the Company.

       USE OF ESTIMATES

       The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires the use of estimates that affect the reported amounts of net assets available for plan benefits at the date of the financial statements and the reported amounts of changes in net assets available for plan benefits during the reporting period. Actual results could differ from these estimates.



  3.   BENEFIT OBLIGATIONS

       There were no outstanding benefit obligations for persons who had withdrawn from participation in the Plan as of December 31, 1999 and 1998.

ACME METALS INCORPORATED
SALARIED EMPLOYEES' RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
AT DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


  4.   SIGNIFICANT INVESTMENTS

       Following are investments representing 5 percent or more of the Plan's net assets available for plan benefits at December 31, 1999 and 1998.

                                                         1999           1998
                                                     -----------    -----------
       Vanguard 500 Index Fund                       $14,632,749    $13,670,244
       Vanguard Asset Allocation Fund                 14,803,157     18,383,033
       Vanguard Prime Money Market Fund                9,774,315     12,603,045
       Vanguard PRIMECAP Fund                          9,361,130      6,343,700



  5.   GENERAL DESCRIPTION OF THE ACME STOCK FUND MASTER TRUST

       Monies received from plans participating in the Master Trust are held and administered by the Trustee. At December 31, 1998 the Master Trust includes the assets of the Plan, the Alpha Tube Corporation Employees' 401(k) Retirement Plan (the "Alpha Plan") and the Acme Metals Incorporated Employee Stock Ownership Plan (the "ESOP"). At December 31, 1999 the Master Trust includes the assets of the Plan and the Alpha Plan. As described in Note 8, the ESOP's assets were merged with the Plan in 1999. The Plan holds a 99.1% and 41.3% interest in the Master Trust assets as of December 31, 1999 and 1998, respectively. Master Trust assets include investments in 600,447 shares of Company common stock with a market value of $156,116.

       The Trustee maintains separate accounting of all contributions, distributions, and income and expenses of the Master Trust. The Trustee credits to each participating plan's account units of participation in the Master Trust. The value of units credited is equal to the value of Master Trust assets divided by the number of units.



  6.   ACME STOCK FUND MASTER TRUST

       The Statements of Net Assets Available for Benefits of Participating Plans as of December 31, 1999 and 1998 are as follows:


                                                                     1999           1998
                                                                 -----------    -----------
       Investments at market value:
               Vanguard Prime Money Market Fund                  $   244,021    $   302,649
               Acme common stock                                     156,116        245,942
                                                                 -----------    -----------

               Total investments                                     400,137        548,591

       Miscellaneous                                                   1,203          5,941
                                                                 -----------    -----------

       Net assets available for benefits of participating plans  $   401,340    $   554,532
                                                                 ===========    ===========

ACME METALS INCORPORATED
SALARIED EMPLOYEES' RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
AT DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

       The Master Trust Statement of Changes in Net Assets Available for Benefits of Participating Plans for the year ended December 31, 1999 is as follows:

                                                                     1999
                                                                     -----

       Investment income (loss);
               Interest and dividends                              $     27
               Net depreciation in fair value of investments        (25,521)

       Contributions:
               From participants                                          -
               From employer                                              -

       Distributions and withdrawals                                (90,798)

       Loans to participants                                           (384)

       Loans payments                                                     -

       Interfund transfers                                          (36,516)
                                                                   --------

       Decrease in assets during year                              (153,192)

       Net assets available for benefits of participating plans:

               At beginning of year                                 554,532
                                                                    -------

               At end of year                                       $401,340
                                                                    ========


  7.   FEDERAL INCOME TAX STATUS

       The Internal Revenue Service has determined and informed the Company by letter dated October 25, 1995 that the Plan is qualified in accordance with the applicable sections of the Internal Revenue Code ("IRC"). The Plan has been amended and restated since receiving the determination letter. However, the Administrative Committee and the Company believe the Plan is designed and is currently being operated in accordance with IRC requirements. Therefore, no provision for income taxes has been included in the Plan's financial statements.



  8.   TRANSFER OF EMPLOYEE STOCK OWNERSHIP PLAN ASSETS

       On February 22, 1999, the ESOP was terminated and all of the ESOP's assets were transferred into the respective participants' accounts in the Plan on a fully vested basis. Assets with a market value of $3,849 and $313,300 were transferred into Vanguard's Prime Money Market Fund and the Acme Metals Stock Fund Master Trust, respectively.

ACME METALS INCORPORATED
SALARIED EMPLOYEES' RETIREMENT SAVINGS PLAN

NOTES TO FINANCIAL STATEMENTS
AT DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


  9.   RELATED PARTY TRANSACTIONS

       The Plan invests in shares of mutual funds managed by Vanguard Fiduciary Trust Company ("Vanguard"). Vanguard acts as trustee for only those investments as defined by the Plan. Transactions in such investments qualify as party-in-interest transactions which are exempt from the prohibited transaction rules under ERISA.

                                                                      SCHEDULE I

ACME METALS INCORPORATED
SALARIED EMPLOYEES' RETIREMENT SAVINGS PLAN

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AT DECEMBER 31, 1999
--------------------------------------------------------------------------------

     IDENTITY OF ISSUE                    DESCRIPTION OF INVESTMENT          MARKET VALUE
*Acme Stock Fund Master Trust             Investment in master trust         $   397,760

*Vanguard Windsor Fund                    Registered investment co.            2,353,854
*Vanguard Prime Money Market Fund         Registered investment co.            9,774,315
*Vanguard 500 Index Fund                  Registered investment co.           14,632,749
*Vanguard PRIMECAP Fund                   Registered investment co.            9,361,130
*Vanguard Asset Allocation Fund           Registered investment co.           14,803,157
*Vanguard International Growth Fund       Registered investment co.            1,122,439
*Vanguard Total Bond Market Index Fund    Registered investment co.            1,230,437
*Participant Loans                        Participant loans with interest        282,012
                                           rates ranging from 8.25%-9.00%    -----------

                                                                             $53,957,853
*Represents party in interest


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-19437) of Acme Metals Incorporated of our report dated June 27, 2000 relating to the financial statements of Acme Metals Incorporated Salaried Employees' Retirement Savings Plan, which appears in this Form 11-K.


PricewaterhouseCoopers LLP
Chicago, Illinois
June 27, 2000

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrative Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



ACME METALS INCORPORATED
SALARIED EMPLOYEES' RETIREMENT SAVINGS PLAN






/s/ Jerry F. Williams                                             June 28, 2000
--------------------------------------------------------
Jerry F. Williams
Member of Administrative Committee for the Acme Metals
Incorporated Salaried Employees' Retirement Savings Plan